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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1997, with respect to the combined financial statements of The Cellular Telephone Business of Selected Systems of Horizon Cellular Telephone Company, L.P. included in the Registration Statement on Form S-4 and related Prospectus of Dobson Communications Corporation for the registration of up to 181,230 shares of its 13% Senior Exchangeable Preferred Stock.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 17, 1999